EXHIBIT 99.1

CERTIFICATION PURSUANT TO SECTION 906 of the SARBANES-OXLEY ACT OF 2002

                        In connection with the accompanying Annual Report on Form 10-KSB of Biogan International, Inc., for the year ended December 31, 2001, I, Gilles Laverdiere, Vice Chairman, Chief Executive Officer, Chief Financial Officer and Director of Biogan International, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

                        (1)     such Annual Report on Form 10-KSB for the year ended December 31, 2001, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                        (2)     the information contained in such Annual Report on Form 10-KSB for the year ended December 31, 2001, fairly presents, in all material respects, the financial condition and results of operations of Biogan International, Inc.

Biogan International, Inc. Date: August 21, 2003 /S/ Gilles Laverdiere ————————————————— By:Gilles Laverdiere Vice Chairman, Chief Executive Officer, Chief Financial Officer and Director